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                                                                    Exhibit 99.1

               HYBRIDON RAISES $14.6 MILLION IN PRIVATE FINANCING

CAMBRIDGE, MASS, SEPT. 2 -- Hybridon, Inc. (OTC Bulletin Board: HYBN.OB - News) today announced it has raised $14.6 million in gross proceeds from a private financing with institutional and accredited investors. In the financing, the Company sold approximately 20 million shares of common stock and warrants to purchase approximately 6 million shares of common stock. The warrants to purchase common stock have an exercise price of $1.00 per share and will expire if not exercised by August 28, 2008. Of the amount raised, approximately 70% came from U.S. investors and approximately 30% came from non-U.S. investors. Spencer Trask Ventures, Inc. acted as a selected dealer for Hybridon in the U.S.

The net proceeds to Hybridon, excluding further proceeds from the exercise of warrants, total approximately $13 million. Hybridon currently intends to use these funds for ongoing research and product development activities, including costs of continuing and future clinical trials of its two lead compounds, HYB2055, a 2nd generation CpG DNA immunomodulatory oligonucleotide, and GEM(R)231, a 2nd generation antisense compound designed to inhibit protein kinase A. In addition, funds will be used for further preclinical studies of the Company's immunomodulatory oligonucleotide (IMO(TM)) compounds and additional 2nd generation antisense agents. Proceeds will also be used for other general and administrative purposes including the settlement of Hybridon's 9% convertible subordinated notes, which total $1.3 million in principal.

In connection with the private placement, Hybridon also issued warrants to selected dealers and placement agents which assisted the Company with the private placement, including Spencer Trask. These include warrants to purchase approximately 2.5 million shares of common stock at an exercise price of $0.73 per share and warrants to purchase approximately 1.3 million shares of common stock at an exercise price of $1.00 per share. These warrants will expire if not exercised by August 28, 2008.

The securities offered by Hybridon in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Hybridon has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement, the shares of common stock issuable upon exercise of the warrants issued in this private placement and the shares of common stock issuable upon exercise of the warrants issued to the selected dealers and placement agents.

This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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ABOUT HYBRIDON

Hybridon, Inc. is a leader in the discovery and development of novel therapeutics and diagnostics, based on synthetic DNA. The Company now has four technology platforms: 1) Synthetic immunomodulatory oligonucleotide (IMO(TM)) motifs that act to modulate responses of the immune system; 2) Antisense technology which uses synthetic DNA to block the production of disease-causing proteins at the cellular level; 3) Synthetic DNA drug candidates that enhance the antitumor activity of certain marketed anticancer drugs, thereby increasing their effectiveness; and 4) Cyclicon(TM) probes, novel synthetic DNA structures for identifying gene function, which can be used for target validation and drug discovery as well as for PCR-based gene amplification.

This press release contains forward-looking statements concerning Hybridon that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "estimates," "intends," "should," "could," "will," "may," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Hybridon's actual results to differ materially from those indicated by such forward-looking statements including risks as to whether results obtained in preclinical studies or clinical trials will be indicative of results obtained in future preclinical studies or clinical trials, or warrant further clinical trials and product development; whether products based on Hybridon's technology will advance through the clinical trial process and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if such products receive approval, they will be successfully distributed and marketed; whether the patent and patent applications owned or licensed by Hybridon will protect the Company's technology and prevent others from infringing it; whether Hybridon's cash resources will be sufficient to fund product development; and such other important factors as are set forth under the caption "Risk Factors" in Hybridon's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which important factors are incorporated herein by reference. Hybridon disclaims any intention or obligation to update any forward-looking statements.